UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange act of 1934

Date of report (date of earliest event reported): April 22, 2014

RECEPTOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35900	26-4190792
(State or other jurisdiction of incorporation or organization)	(Commission File Number	(I.R.S. Employer Identification No.)

10835 Road to the Cure, Suite 205

San Diego, California 92121

(858) 652-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 22, 2014, Receptos, Inc. (the “Company”), entered into a Lease Agreement with ARE-SD Region No. 35, LLC (the “Lease”). Pursuant to the Lease, the Company has leased certain premises consisting of 42,047 square feet located at 3033 Science Park Road, San Diego, California (the “Premises”) to serve as the Company’s corporate headquarters. The term of the Lease is expected to commence on or before December 31, 2014 (the “Commencement Date”) and expires 120 months after the Commencement Date (the “Term”). The Company has an option to extend the Term for an additional five years.

The Lease provides for base rent as follows:

Month of Term Under Lease Agreement	Monthly Base Rent
1 to 12	$136,652.75
13 to 24	$140,752.33
25 to 36	$144,974.90
37 to 48	$149,324.15
48 to 60	$153,803.87

In addition, the Company is required to share in certain operating expenses of the Premises and to deliver a $136,625.75 security deposit.

A copy of the Lease is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Lease is qualified in its entirety by reference to the full text of the Lease.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Lease Agreement, dated April 22, 2014, by and between Receptos, Inc. and ARE-SD Region No. 35, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2014	RECEPTOS, INC.

	By:	/s/ Christian Waage
Christian Waage
Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Agreement, dated April 22, 2014, by and between Receptos, Inc. and ARE-SD Region No. 35, LLC.